Exhibit 21.1

                  All Subsidiaries of COMFORCE Operating, Inc.


     The following is a complete list of all of the subsidiaries of COMFORCE Operating, Inc.


         1.       COMFORCE Technical Services, Inc.
         2.       COMFORCE Information Technologies, Inc.
         3.       COMFORCE Telecom, Inc.
         4.       Project Staffing Support Team, Inc.
         5.       RHO Acquisition Company
         6.       RHO Company Incorporated
         7.       COMFORCE IT Acquisition Corp., Inc.
         8.       Force Five, Inc.
         9.       SUMTEC Corporation
         10.      Uniforce Services, Inc.
         11.      PrO Unlimited, Inc.
         12.      E.O. Operations Corp.
         13.      E.O. Servicing Co., Inc.
         14.      Uniforce Staffing Services, Inc.
         15.      PrO N.E., Inc.
         16.      USSI-N.E. Corp.
         17.      Uniforce Information Services, Inc.
         18.      Uniforce Payrolling Services, Inc.
         19.      USI Inc. of California
         20.      UTS Corp. of Minnesota
         21.      UTS of Delaware, Inc.
         22.      LabForce of America, Inc.
         23.      Uniforce MIS Services of Georgia, Inc.
                  d/b/a Brannon & Tully, Inc.
         24.      Uniforce Medical Office Support, Inc.
         25.      Uniforce Information Services of Texas, Inc.
         26.      Temporary Help Industry Servicing Co., Inc.
         27.      Montare International, Inc.
         28.      Brannon & Tully, Inc.
         29.      Staffing Industry Funding & Support, Inc.
         30.      Professional Staffing Funding & Support, Inc.
         31.      Brentwood Service Group, Inc.
         32.      Tempfunds International, Inc.
         33.      Computer Consultants Funding & Support, Inc.
         34.      Thisco of Canada, Inc.